SUBCRIPTION AGREEMENT

___________, 2008

Timberline Resources Corporation

Timberline Resources Corporation
101 E. Lakeside Avenue
Coeur d'Alene, ID 83814

Attn: Randal Hardy, CEO

Dear Mr. Hardy:

The undersigned has executed and delivered this Subscription Agreement to Timberline Resources Corporation, a Delaware corporation (the "Company"), in connection with the undersigned's acquisition of shares of Common Stock of the Company (the "Common Shares"). 5,555,556 Common Shares at a price of $0.90 per Common Share (i.e. $5,000,000.40). The offering is being made on a "best efforts only" basis as to all the Common Shares, up to 5,555,556 ($5,000,000.40) (the "Offering"), unless the offering is over-subscribed. If the offering is over-subscribed, additional Common Shares may be sold subject to the same terms and conditions of this Subscription Agreement.

1. Subscription. Subject to the terms and conditions of this Subscription Agreement, the undersigned subscriber (the "Subscriber") hereby subscribes for and agrees to purchase 5,555,556 Common Shares at a price of $.90 (ninety cents) per Common Share.

2. Acceptance. This Subscription Agreement shall not be effective, and the Subscriber's subscription shall not be deemed accepted, until the Company shall have counter-signed this Subscription Agreement where indicated below. Subscriber understands that, once Subscriber has signed and submitted this Subscription Agreement and related investment funds or other consideration, this subscription may not be cancelled by the Subscriber, whether prior or subsequent to its acceptance by the Company.

3. Accreditation. The Subscriber represents and warrants to the Company that the Subscriber is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), by indicating with an "X" that the Subscriber satisfies one of the criterion below:

a) ______ A natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000;

b) ______ A natural person who had an individual income in excess of $200,000 in each of 2006 and 2007, or joint income with my spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in 2008;

c) ______ A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person, i.e., someone who has such knowledge and experience in financial

and business matters that he is capable of evaluating the merits and risks of the investment;

d) ______ An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") if (i) the investment decision is made by a plan fiduciary, as defined in § 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

e) ✓ A director or executive officer of the Company;

f) ______ A corporation or partnership not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

g) ______ A charitable organization described in § 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust, in each case not formed for the specific purpose of acquiring the Common Shares and with total assets in excess of $5,000,000;

h) ______ A private business development company as defined in § 202(a)(22) of the Investment Advisers Act of 1940, as amended;

i) ______ A bank as defined in § 3(a)(2) of the Act, or any savings and loan association or other institution as defined in § 3(a)(5)(A) of the Act, whether acting in its individual or a fiduciary capacity;

j) ______ A broker or dealer registered pursuant to § 15 of the Securities Exchange Act of 1934, as amended;

k) ______ An insurance company, as defined in § 2(13) of the Act;

l) ______ An investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in § 2(a)(48) of the 1940 Act;

m) ______ A Small Business Investment Company licensed by the U.S. Small Business Administration under § 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

n) ______ A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000; or

o) ______ An entity in which all of the equity is owned by accredited investors.

The Subscriber agrees to provide promptly to the Company such documents and other information as may be requested from time to time to verify the accredited status of the Subscriber.

4. Additional Representations, Warranties and Covenants by the Subscriber. The Subscriber represents, warrants and covenants to and with the Company as follows:

a) Investment Intent. The Common Shares are being acquired for the Subscriber's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. The Subscriber shall not sell or otherwise transfer or dispose of the Common Shares (or the Shares or Warrants contained therein) in violation of the provisions of the Act and applicable rules and regulations promulgated thereunder. No person other than the Subscriber will have any direct or indirect beneficial interest in or right to the Common Shares.

b) No Registration of Common Shares. The Subscriber acknowledges that the Common Shares have not been registered under the Act or qualified under the securities laws of any state or any other applicable blue sky laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirement of the Act, and in reliance, in part, on the Subscriber's representations, warranties, and agreements herein. The Company will use commercially reasonable efforts to file a resale registration on Form S-1 (or such other available form) no later than 90 days after the Closing Date and cause such registration to be declared effective no later than 120 days of the Closing Date (150 days if reviewed by the SEC). The registration statement shall register for resale the Common Shares.

c) Ownership in a Restricted Security. The Subscriber understands that the Common Shares are "restricted securities" as defined in Rule 144 promulgated under the Act ("Rule 144"), and that the Common Shares may not be resold without registration under the Act except in certain limited circumstances, and that otherwise the Common Shares must be held indefinitely. The Subscriber understands the resale limitations imposed by the Act and is familiar with Rule 144 as presently in effect and the conditions which must be met in order for Rule 144 to be available for resale of "restricted securities," including, but not limited to, the requirement that the securities must be held for at least six months after purchase thereof from the Company prior to resale (or one year in the absence of publicly available information about the Company) and the condition that there be available to the public current information about the Company under certain circumstances. The Subscriber understands that the Company may not make such information available to the public.

d) No Representations by the Company. Neither the Company, the board of directors of the Company, nor any agent or employee of the Company, nor any other person has at any time, expressly or implicitly, represented, guaranteed or warranted to the Subscriber that a percentage of profit or amount of profit will be realized as a result of an investment in the Common Shares, that past performance or experience on the part of the board of directors of the Company or their affiliates or any other person in any way indicates predictable results of the ownership of the Common Shares or of the Company's overall business, that any cash distributions from the Company's operations or otherwise will be made to the Subscriber by any specific date (or at all), or that any specific tax benefits will accrue as a result of an investment in the Company.

e) Tax Consequences. The Subscriber acknowledges that the tax consequences to the Subscriber of investing in the Company will depend on the Subscriber's particular circumstances, and that neither the Company, the board of directors of the Company, the officers of the Company, nor the partners, shareholders, agents, officers, directors, employees, affiliates, or consultants of any of them will be responsible or liable for the tax consequences to the Subscriber of an investment in the Company. The Subscriber will look solely to, and rely upon, the Subscriber's own advisors with respect to the tax consequences of this investment.

f) Information Received. The Subscriber has received and reviewed all information the Subscriber considers necessary or appropriate for deciding whether to acquire the Common Shares. The Subscriber has had the opportunity (A) to ask questions of, and receive answers from, the Company and its board of directors, officers, and employees

regarding the Subscriber's acquisition of the Common Shares and regarding the business, financial affairs, and other aspects of the Company, and (B) to obtain all information (to the extent the Company possesses or can acquire such information without reasonable effort or expense) and documentation necessary to verify the accuracy of the information received by the Subscriber concerning the Company, as well as to evaluate the risks and merits of an investment in the Company to his satisfaction.

5. <u>Other Representations, Warranties and Covenants.</u> In addition, the Subscriber represents, warrants and covenants that:

a) The Subscriber understands that no federal or state agency or other authority has made any finding or determination as to the fairness of an investment in the Common Shares or the risks related to such an investment.

b) The Subscriber has the requisite sophistication, knowledge and experience in financial and business matters to evaluate properly the risks of an investment in the Company, and has in fact evaluated these risks. At no time was the Subscriber presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation.

c) The Subscriber has had substantial experience in business or investments in one or more of the following: (1) investment experience with securities such as stocks and bonds; (2) ownership of interests in mining exploration and development companies; (3) experience in a business or as a member of a profession related to mining exploration and development, and therefore is familiar with business and financial dealings and problems and is capable of evaluating the merits and risks of the Subscriber's investment in the Common Shares.

d) An investment in the Common Shares is speculative and involves a high degree of risk. The Subscriber has adequate means of providing for the Subscriber's current needs and personal contingencies, and has no need for liquidity in this investment. The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and the Subscriber's investment in the Common Shares will not cause such commitment to become excessive. The Subscriber has sufficient financial resources so that, if necessary, the Subscriber could bear the loss of the Subscriber's entire investment in the Common Shares.

e) The information provided herein with respect to the Subscriber is accurate in all respects. The Subscriber will inform the Company promptly if, prior to the acceptance of the Subscriber's subscription, any change occurs in the information provided herein. The Subscriber has no present intention of becoming a resident or domiciliary of any other state or jurisdiction other than the state or jurisdiction of which the Subscriber is presently a resident or domiciliary.

f) The Subscriber received this Subscription Agreement and is executing this Subscription Agreement in the state indicated in the Subscriber's address set forth below.

g) If the Subscriber is an entity, the entity was not formed for the purpose of purchasing the Common Shares.

h) The Subscriber understands that the Company will rely upon the foregoing representations and warranties in determining the Company's and the Subscriber's compliance with the applicable federal and state securities laws and whether to accept the Subscriber's subscription, and that such representations and warranties will survive the Subscriber's delivery of funds and the closing of the offering of the Common Shares.

6. Preemptive Rights. . The Company shall not issue any Additional Securities without first complying with the terms of this Section 6.

a) Company Offer Notice. If the Company should decide to issue and sell any Additional Securities (defined below), the Company shall first offer to sell such Additional Securities to the Subscriber upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others. Such offer shall be made by written notice ("Company Offer Notice") given to the Subscriber setting forth such offer, the Shares sought to be issued (the "Company Offered Shares"), the price (the "Company Offer Price") at which the Company proposes to make such issuance, the payment terms under which the Company proposes to make such issuance, and, if available, the name of the proposed purchaser of the Offered Shares. "Additional Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

b) Exercise of Company Offer Option. The Subscriber shall have and is hereby granted the right, privilege and option to purchase its Pro Rata Share of the Company Offered Shares. The Subscriber may exercise such option by providing written notice to the Company within the 30-day period following the Company Notice Date. Failure to provide a timely written notice shall constitute the election of the Subscriber not to exercise such Subscriber's option hereunder. "Pro Rata Share" means such portion of such Additional Securities which equals the proportion that the Common Stock issued and held, or issuable upon conversion of the Promissory Note dated October 31, 2008, by the Subscriber bears to the total outstanding Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all stock options and other convertible securities).

c) Purchase Price, Payment Terms and Delivery of Certificates. In the event that the Subscriber exercises its right to purchase the Offered Shares hereunder, the purchase price and payment terms shall be identical to the price and terms in the Company Offered Notice. Within 30 days of the date of the Company Offered Notice, the Subscriber shall tender to Company the purchase price for the Company Offered Shares. Concurrently with the delivery of the purchase price, the Company shall deliver to the Subscriber the certificate or certificates representing the Offered Shares, duly endorsed and free of all liens, obligations, security interests and encumbrances of any kind and nature whatsoever, together with such evidence of authority of the person endorsing the certificates as the Subscriber may require to effect the transfer free of all such liens and encumbrances.

d) If the Subscriber fails to purchase all or any portion its Pro Rata Share of the Additional Securities, the remaining Additional Securities may be sold to other persons by the Company for a period of 60 days from the Company Offer Notice Date, but only on the same terms and conditions as set forth in the Company Offer Notice, free and clear of the restrictions imposed by this Section 6.

7. Miscellaneous.

a) This Subscription Agreement sets forth the entire agreement of the Subscriber and the Company with respect to its subject matter. This Subscription Agreement may not be modified, altered or amended except by a writing signed by both parties.

b) This Subscription Agreement may not be assigned by the Subscriber. Subject to the preceding sentence, this Subscription Agreement will be binding upon and will inure to the benefit of the representatives, successors and assigns of the parties.

c) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

d) The warranties, representations and covenants of the Subscriber contained in or made pursuant to this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the Subscriber's acceptance of the Common Shares.

e) The Subscriber agrees not to disclose any confidential information related to the Company, nor to compete with the Company during the term of the Company.

[Signature Page Follows]

Number of Common Shares: 5,555,556 X $0.90 = $ 5,000,000.40

Name (please print) RONALD W. & STACEY L. GUILL

BOISE IDAHO 83706
City State Zip

Telephone: 208-338-8880 (Business) 208-368-0591 (Home) 208-867-4267 (Cell)

Email Address: RGUILL @ UNDERGROUNDMINING.COM

I wish to register my Common Shares as follows:

A. ( ) Individual Ownership

B. (X) Husband and Wife as community property (both parties must sign).

C. ( ) Joint Tenants with Right of Survivorship (both or all parties must sign above)

D. ( ) Tenants-in-Common (both or all parties must sign above)

E. ( ) Other: ______

Signature(s) Social Security Number(s)

[signature] 545-80-7883

[signature] 573-82-9356

Agreed to this 31 day of OCTOBER, 2008.

APPROVED: TIMBERLINE RESOURCES CORPORATION

By: [signature] Date: 10-31-08

Its: CEO

PLEASE RETURN THE ENTIRE DOCUMENT TO TIMBERLINE RESOURCES CORPORATION.